EXHIBIT 99.1

For More Information Contact:
John Howland
President
(203) 782-1100

SOUTHERN CONNECTICUT BANCORP, INC. ANNOUNCES DEPARTURE OF
CEO MICHAEL CIABURRI

New Haven, Connecticut (March 27, 2008) – The board of directors of Southern Connecticut Bancorp, Inc. (“Company”) (AMEX:SSE), the holding company for The Bank of Southern Connecticut (“Bank”), today announced that Michael M. Ciaburri will step down from his position as President and Chief Executive Officer of the Company and the Bank, effective April 3, 2008, to pursue other business interests.  John H. Howland, Executive Vice President and Chief Operating Officer of the Company and the Bank, has been appointed by the Board of Directors to assume the additional position of President of the Company and the Bank effective April 3, 2008.

“Southern Connecticut Bancorp has experienced tremendous growth since the opening of its first branch in October of 2001.  From an idea conceptualized by my father, Joseph V. Ciaburri, we transformed The Bank of Southern Connecticut from a single bank into a leading provider of commercial banking services for the Greater New Haven area with four branches serving the needs of small and medium sized businesses,” said Mr. Ciaburri, who has served as President and CEO since July 2007.  “Since joining the management team in 2002 as Chief Operating Officer, I have witnessed the strength of our commercial banking business model and believe the Company is in a position to meet the continued needs of emerging businesses located throughout New Haven.”

“I am honored to have had the opportunity to lead Southern Connecticut Bancorp in its growth and look forward to watching the Company expand its footprint in the future. I am excited to begin a new chapter in my professional life and intend to remain a proud shareholder of Southern Connecticut Bancorp now and into the future,” said Mr. Ciaburri.

Elmer F. Laydon, Chairman of the Company and the Bank, said “Michael has made a significant contribution to the growth of the Company and the Bank. On behalf of the Board of Directors, I wish him the same success in his new endeavors.”

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located along the Connecticut shoreline from New Haven to Rhode Island.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut, headquartered in New Haven Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.